                                                                    Exhibit 10.5

                   GREENHILL & CO., INC. EQUITY INCENTIVE PLAN

         Section 1. Purpose. The purposes of this Equity Incentive Plan (the
"PLAN") are to attract, retain and motivate key employees and directors of and consultants and advisors to Greenhill & Co., Inc. (the "COMPANY") and its subsidiaries and to align the interests of key employees, directors, consultants and advisors with shareholders with equity-based compensation and enhanced opportunities for ownership of shares of the Company's common stock.

         Section 2. Definitions. The following terms used in the Plan and any agreement entered into pursuant to the Plan shall have the meaning set forth below:

         "AFFILIATE" means (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

         "AWARD" means any Option, award of Restricted Stock or Restricted Stock
Units, Performance Award, Other Stock-Based Award, or any other right, interest or grant relating to Shares or other property granted pursuant to the Plan.

         "AWARD AGREEMENT" means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not be (as determined by the Committee) executed or acknowledged by a Participant as a condition to receiving an Award or the benefits under an Award.

         "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the
Company.

         "CHANGE IN CONTROL" means the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the
Company or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate or that, in each case, requires shareholder approval under the laws of the Company's jurisdiction of organization, unless immediately following such transaction, either: (i) at least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of the Company that were outstanding immediately prior to the transaction (or securities into which the
Company's securities were converted or exchanged in such transaction); or (ii)
at least 50% of the members of the board of directors (including directors whose election or nomination was approved by the incumbent directors of the Board) of the company resulting from the transaction were members of the Board at the time of

the Board's approval of the execution of the initial agreement providing for the transaction.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the Compensation Committee of the Board, or any successor to such committee, or any other committee of our Board appointed or designated by the Board, in each case, composed of no fewer than two directors each of whom is a "non-Employee director" within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934, as amended, and an "outside director"
within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

         "COVERED EMPLOYEE" means an individual who is both (i) a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto and (ii) expected by the Committee to be the recipient of compensation (other than "qualified performance based compensation" as defined in Section 162(m) of the Code) in excess of $1,000,000 for the tax year of the
Company with regard to which a deduction in respect of such individual's Award would be allowed.

         "DISABILITY" means the disability of a Participant (i) such that the
Participant is considered disabled under any long term disability plan of the
Company, or otherwise (ii) as determined by the Committee in its sole discretion.

         "ELIGIBLE PERSON" means any full time or part time employee (including an officer or director who is also an employee), consultant or advisor of the
Company or any Affiliate selected by the Committee. Other than for awards of
Incentive Stock Options, "Eligible Person" shall also include any individual to whom an offer of employment has been extended, a member of the Board or a member of the board of directors of a Subsidiary. References to "employment" and related terms in the Plan shall include the provision of services in any capacity.

          "FAIR MARKET VALUE" means the closing sale price of the Shares, as reported on the composite tape of New York Stock Exchange, or any other reporting system selected by the Committee on the relevant dates, or, if no sale of Shares is reported for that date, on the date or dates that the Committee determines, in its sole discretion, to be appropriate for purposes of the valuation.

         "INCENTIVE STOCK OPTION" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code and qualifying thereunder.

          "NON-QUALIFIED STOCK OPTION" means an Option that is not an Incentive
Stock Option.

         "OPTION" means an option to purchase a Share or Shares granted under the Plan.

         "OTHER STOCK-BASED AWARD" means an Award granted pursuant to Section 9 of the Plan.

         "PARTICIPANT" means a person who has been granted an Award under the
Plan which remains outstanding, including a person who is no longer an Eligible
Person.

         "PERFORMANCE AWARD" means an Award granted pursuant to Section 10 of the Plan.

         "PERFORMANCE PERIOD" means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

         "PERSON" means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a government or political subdivision or an agency, unit or instrumentality thereof.

         "RESTRICTED STOCK" means an award of shares which are subject to certain restrictions and to a risk of forfeiture.

         "RETIREMENT" means termination of employment on or after the date the
Participant has (i) attained age 65 and completed at least two years of service following the Company's initial public offering; (ii) completed at least twelve years of service as a managing director of the Company or its predecessors, or
(iii) has completed at least twenty years of service with the Company or its predecessors.

         "SHARE" means a share of common stock of the Company, par value $0.01.

         "SUBSIDIARY" means a company where 50% or more of its issued stock or other membership interests is owned directly or indirectly by the Company at the time an Award is issued under the Plan.

         "SUBSTITUTE AWARD" means an Award granted in assumption of, or in substitution for, an outstanding equity award previously granted by a business or entity all or a portion of which is acquired by the Company or any Affiliate or with which the Company or an Affiliate combines.

         Section 3. Administration. (a) The Plan will be administered by the
Committee. Subject to and consistent with the provisions of the Plan, the
Committee will have full power and authority, in its discretion, and without limitation, to: (i) select Eligible Persons to become Participants; (ii)
determine the type and number of Awards to be granted to each Participant; (iii)
determine the number of Shares to be covered by each Award; (iv) determine the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, and the acceleration of any such dates; (v) determine the expiration date of any Award;
(vi) determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property; (vii) determine any other terms and conditions of, and all other matters relating to, Awards; (viii) prescribe Award Agreements
(such Award Agreements need not be identical for each Participant) and amendments thereto; (ix) construe and interpret the Plan and the respective
Award Agreements entered into pursuant to the Plan; and (x) make all other determinations necessary or advisable for administering the Plan. All decisions and determinations of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, beneficiaries, and other persons claiming rights from or through a Participant, and shareholders.

         (b) To the fullest extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the
Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

         Section 4. Shares Subject To The Plan.

         (a) Shares to be issued under the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased by the Company in the open market or otherwise. Subject to adjustment made in accordance with Section 12 of the Plan, the maximum number of Shares that may be issued under the Plan will not exceed 20,000,000 Shares. Notwithstanding the foregoing and subject to adjustment as provided in Section 12 of the Plan, no
Covered Employee may be granted Options under this Plan in any calendar year that relate to more than 700,000 Shares, and the maximum dollar value payable with respect to Performance Awards and Other Stock-Based Awards that are valued with reference to property other than Shares and granted to any Covered Employee in any one calendar year is $10,000,000.

         (b) Shares subject to an Award (other than a Substitute Award) that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of Shares to the Participant will again be available for Awards, and
Shares withheld in payment of the exercise price or taxes relating to an Award and Shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute Shares not delivered to the Participant and shall be deemed to again be available for Awards under the
Plan. Shares underlying Substitute Awards shall not reduce the number of Shares available for delivery under the Plan.

         Section 5. Eligibility. Awards may be granted only to Eligible Persons who are selected to be Participants by the Committee in accordance with the provisions of the Plan. Holders of equity-based awards granted by a business or entity all or a portion of which is acquired by the Company or any Affiliate or with which the Company or an Affiliate combines are eligible to receive
Substitute Awards hereunder.

         Section 6. Options. The Committee is authorized to grant Options to
Participants on the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the
Committee shall determine.

         (a) Exercise Price. The exercise price of each Option granted under the
Plan shall be determined by the Committee and shall not be less than the Fair
Market Value of a Share on the date of grant of such Option. Notwithstanding the foregoing, any Substitute Award may be granted with an exercise price per Share other than as required above.

         (b) Term and Termination of Options. The term of each Option, together with the effect of termination of employment or service by a Participant on such term, will be determined by the Committee, but in no event will an Option be exercisable, either in whole or in part, after the expiration of ten years from the date of grant of such Option.

         (c) Exercise of Option. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The
Committee may impose such conditions with respect to the exercise of Options, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable and shall determine the time in which Options shall be exercisable in whole or in part and the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Shares, or other property (including notes and other contractual obligations of
Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to

the extent permitted by applicable law), and the methods by or forms in which
Shares will be delivered or deemed to be delivered in satisfaction of Options to
Participants.

         Section 7. Incentive Stock Options. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value
(determined as of the time of grant) of the Shares with respect to which
Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or any Subsidiary) shall not exceed
$100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options shall be granted only to participants who are employees of the Company or a Subsidiary of the Company.
The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

         Section 8. Restricted Stock and Restricted Stock Unit Awards. The
Committee is authorized to grant Restricted Stock and/or Restricted Stock Units to Participants.

         (a) The Awards granted under this Section 8 shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock Awards or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

         (b) Any Award of Restricted Stock or Restricted Stock Units may be
evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of
Shares underlying a Restricted Stock Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.

         Section 9. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other
Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into
Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 9.

         Section 10. Performance Awards.

         (a) General. Performance Awards may be denominated as a cash amount, number of Shares, or a combination thereof and are awards which may be earned upon achievement or satisfaction of performance conditions specified by the
Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the
Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

         (b) Performance Awards Granted to Covered Employees. If the Committee
determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as
"performance-based compensation" for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 10(b). The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for
"performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

         (c) Performance Goals Generally. The performance goals for such
Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 10. The performance goals shall be objective, shall be pre-established by the Committee and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different
Participants.

         (d) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (i) earnings per share, (ii) return on average common equity, (iii) pre-tax income, (iv) pre-tax operating income, (v) net revenues, (vi) net income, (vii) profits before taxes,
(viii) book value per share, (ix) stock price, (x) earnings available to common shareholders, (xi) ratio of compensation and benefits to net revenues and (xii)
execution and origination of assignments directly related to the individual covered employee. Such targets may relate to the Company as a whole, or to one or more units thereof, and may be measured over such periods, as the Committee shall determine. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

         (e) Settlement of Performance Awards; Other Terms. Settlement of
Performance Awards shall be in cash, Shares other Awards or other property, in the discretion of the Committee. Performance Awards will be distributed only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a
Performance Award subject to Paragraph (b) above. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant.

         (f) Maximum Value of Performance Awards. The maximum value of any
Performance Award that may be earned under the Plan is $10,000,000.

         Section 11. Termination of Employment. Unless otherwise determined by the Committee or provided by the Committee in the applicable Award Agreement, the following provisions shall apply:

         (a) Upon a termination of employment as a result of death, Disability or Retirement:

                  (i) any Award (other than Options) then held by the
         Participant will be immediately accelerated and become fully vested, exercisable and payable, and

                  (ii) any Option then held by the Participant will be
         immediately accelerated and become fully vested, exercisable and payable and will expire on the earlier of (A) the date the option would have expired had the Participant continued in such employment and (B)
         one year after the date such Participant's service ceases.

         (b) Upon termination of employment by the Company for cause (as determined by the Committee in its sole discretion):

                  (i) any Award then held by the Participant whose restrictions have not lapsed will automatically be forfeited in full and canceled by the Company upon such termination of employment, and

                  (ii) any Option then held by the Participant, to the extent exercisable, will automatically be forfeited in full and canceled by the Company upon such termination of employment.

         (c) Upon a termination of employment by the Company without cause (as determined by the Committee in its sole discretion) within two years following the occurrence of a Change in Control or upon a termination of employment by the
Company without cause (as determined by the Committee in its sole discretion)
six months prior to the occurrence of a Change in Control if the Committee reasonably determines in its sole discretion that such termination was at the behest of the acquiring entity (each such termination of employment deemed to be a termination of employment "in connection with" the occurrence of a Change in
Control):

                  (i) any Award (other than Options) then held by the
         Participant will be immediately accelerated and become fully vested, exercisable and payable, and

                  (ii) any Option then held by the Participant will be
         immediately accelerated and become fully vested, exercisable and payable shall automatically expire on the earlier of (A) the date the
         Option would have expired had the Participant continued in such employment and (B) one year after the date such Participant's service ceases.

         (d) Upon termination of employment for any reason other than death,
Disability, Retirement or termination of employment by the Company for cause (as determined by the Committee in its sole discretion) or in connection with the occurrence of a Change in Control:

                  (i) any Award (other than Performance Awards) then held by the
         Participant whose restrictions have not lapsed will automatically be forfeited in full and canceled by the Company upon such termination of employment,

                  (ii) any Option then held by the Participant, to the extent exercisable, shall automatically expire on the earlier of (A) the date the Option would have expired had the Participant continued in such employment and (B) one hundred and eighty days (or ninety days in the case of an Option that is intended to qualify as an Incentive Stock
         Option) after the date the such Participant's service ceases, and

                  (iii) any Performance Award then held by the Participant which is not then payable will be paid in accordance with its terms at the time the performance award would have been payable if the termination of employment had not occurred.

         Section 12. Adjustment. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects Shares such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of Shares by which annual per person Award limitations are measured under Section 4(a), (iii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the
Committee may make provision for a payment of cash or property to the holder of an outstanding Option. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards
(including Performance Awards and performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or Affiliate or other business unit, or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the
Committee's assessment of the business strategy of the Company, any Subsidiary or Affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

         Section 13. Change In Control. Subject to Section 11 of this Agreement and except as otherwise provided in the applicable Award Agreement, upon the

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occurrence of a Change in Control, the Committee shall determine whether outstanding Options under the Plan shall become fully exercisable and whether outstanding Awards (other than Options) under the Plan shall become fully vested and payable.

         Section 14. Compliance With Laws; Transferability.

         (a) The Company may, to the extent deemed necessary or advisable by the
Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other securities of the
Company are listed or quoted, or compliance with any other obligation of the
Company, as the Committee may consider appropriate, and may require any
Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

         (b) Limits on Transferability; Beneficiaries. Except as the Committee
may otherwise determine from time to time, (i) no Award and no right under any
Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii)
each Award, and each right under any Award, shall be exercisable during the
Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative; and (iii)
no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this Section 14(b) shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

         Section 15. Certain Tax Provisions.

         (a) Withholding. The Company and any Subsidiary or Affiliate is
authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or

                                       11

potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the
Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the
Committee. Notwithstanding any other provision of the Plan, only the minimum amount of Shares deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

         (b) Requirement of Notification Upon Disqualifying Disposition Under
Code Section 421(b). If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code, such Participant shall notify the Company of such disposition within ten days thereof.

         Section 16. General Provisions.

         (a) Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an
Eligible Person or Participant or in the employ or service of the Company or a
Subsidiary or Affiliate, (ii) interfering in any way with the right of the
Company or a Subsidiary or Affiliate to terminate any Eligible Person's or
Participant's employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a
Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

         (b) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have received or executed (if execution is required) an Award Agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

         (c) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In addition, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Company, while

                                       12

employed by the Company or after termination of such employment, establishes a relationship with a competitor of the Company or engages in activity which is in conflict with or adverse to the interest of the Company, as determined under the
Company's non-competition policy, as in effect from time to time.

         (d) The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred, either automatically, or at the election of the Committee or a Participant. Subject to the provisions of the
Plan and any Award Agreement, the recipient of the Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares ("dividend equivalents"), with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

         (e) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

         (f) Awards may be granted to employees of the Company or any Subsidiary or Affiliate who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to those employees employed in the United States as may, in the judgment of the
Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for employees of the Company or any Subsidiary or Affiliate on assignments outside their home country.

         Section 17. Effective Date; Amendment And Termination.

         (a) The Plan shall become effective upon its adoption by the Board on
[____].

         (b) Unless the Plan will have been previously terminated by the Board, the Plan will terminate ten years from the date of its adoption. The Board will have the right, at any time to suspend, amend, alter, discontinue or terminate the Plan, provided, however that no such action shall be made without shareholder

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approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply. No termination of the Plan or action by the
Board in amending or suspending the Plan may materially impair the rights of a
Participant under any outstanding Award, without the consent of the affected
Participant, except any such amendment made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations.

         (c) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any
Participant or holder of beneficiary of any Award, provided, however, that no such action shall impair the rights of a Participant or holder of beneficiary under any Award theretofore granted under the Plan.

         Section 18. Governing Law. The Plan will be governed by and construed in accordance with the law of the State of New York.

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